EXHIBIT 99.1

Quanex Building Products Corporation Webcast of Fiscal 2009 Third Quarter Results Conference Call

HOUSTON, Aug. 21, 2009 (GLOBE NEWSWIRE) -- In conjunction with Quanex Building Products Corporation's (NYSE:NX) fiscal 2009 third quarter earnings announcement scheduled for release after market hours on September 2, 2009, you are invited to listen to the conference call with David Petratis, chairman and chief executive officer, that will be broadcast live over the internet. The dates for the third quarter earnings release and conference call are about one week later than the company's normal practice as it completes customary, additional quarter-end procedures as a result of implementing a new ERP system at its Mikron division this quarter.

 What:   Quanex Building Products Corporation
         Fiscal 2009 Third Quarter Results Conference Call

 When:   Thursday, September 3, 2009, 11:00am Eastern

 Where:  http://www.quanex.com

 How:    Live over the internet -- Log on to the Quanex website.

The live and archived calls will be available on the company web site at http://www.quanex.com. To access the calls, click on the conference call link from the home page.

Quanex Building Products Corporation is an industry leading manufacturer of value-added engineered materials and components for the building products markets. The stock is listed on the New York Stock Exchange under the symbol NX.

Statements that use the words "expect," "should," "believe," "will," "might," or similar words reflecting future expectations or beliefs are forward-looking statements. The statements found above are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, and the availability and cost of raw materials. For a more complete discussion of factors that may affect the company's future performance, please refer to the company's most recent 10-K filing on December 18, 2008, under the Securities Exchange Act of 1934, in particular the section titled, "Private Securities Litigation Reform Act" contained therein.

The Quanex Building Products Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1117

CONTACT:  Quanex Building Products Corporation
          Valerie Calvert
          713/877-5305